UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 30, 2018
 ____________________
 Robert Half International Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2018, the Board of Directors elected Dirk A. Kempthorne to serve as a director of the Company effective as of January 1, 2019.
Mr. Kempthorne has served as the President of The Kempthorne Group, a consulting firm, since 2009. From 2010 to August 2018, he served as President and CEO of the American Council of Life Insurers, an insurance industry trade association. Mr. Kempthorne previously served as Secretary of the U.S. Department of the Interior from 2006 to 2009, as Governor of the State of Idaho from 1999 to 2006, as U.S. Senator for the State of Idaho from 1993 to 1999, and as Mayor of the City of Boise from 1986 to 1993. He has served on the independent advisory board of the Company’s Protiviti Inc. subsidiary since 2009 and will step down effective December 31, 2018.
Mr. Kempthorne will enter into the Company’s customary indemnification agreement for its directors. It is expected that the Company will pay Mr. Kempthorne an annual fee of $40,000 for service on the Board and a fee of $1,500 for each Board meeting attended, and that he will receive equity compensation annually commensurate with the Company’s other outside directors.
Since January 1, 2017, there have been no transactions between the Company and Mr. Kempthorne of the type that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: October 31, 2018	By:	/s/ EVELYN CRANE-OLIVER
	Name:	Evelyn Crane-Oliver
	Title:	Senior Vice President, Secretary and General Counsel